Exhibit 10.12

Execution Copy

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of November 19, 2025, between GETTY REALY CORP., a Maryland corporation (the “Borrower”), and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (in such capacity, the “Administrative Agent”).

WITNESSETH

WHEREAS, a revolving credit facility has been extended to the Borrower pursuant to the Third Amended and Restated Credit Agreement, dated as of January 23, 2025 (as amended, modified, supplemented, increased and extended from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement, the “Amended Credit Agreement”), among the Borrower, certain subsidiaries of the Borrower from time to time party thereto as guarantors (the “Guarantors”; the Guarantors and the Borrower, collectively, the “Loan Parties” and each individually, a “Loan Party”), the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the L/C Issuers from time to time party thereto;

WHEREAS, the Borrower and the Guarantors are (i) entering into that certain Note Purchase and Guarantee Agreement dated on or about the date hereof with respect to a certain new Unsecured Debt Facility (the “Nov 2025 Note Purchase Agreement”) and (ii) amending the Note Documents pursuant to a Debt Facility Amendment to be entered into on or about the date hereof (the “Nov 2025 Debt Facility Amendment” and together with the Nov 2025 Note Purchase Agreement, the “2025 Debt Facility Documents”);

WHEREAS, (i) the Nov 2025 Note Purchase Agreement contains a financial covenant which is more restrictive or burdensome as against the Borrower than the corresponding financial covenant contained in the Existing Credit Agreement and (ii) the Nov 2025 Debt Facility Amendment amends the Note Documents in a manner that makes one of the financial covenants contained in the Note Documents more restrictive or burdensome as against the Borrower than the corresponding financial covenant contained in the Existing Credit Agreement (the financial covenant referred to in the foregoing clauses (i) and (ii), the “Amended Financial Covenant”);

WHEREAS, Section 7.13(b)(B) of the Existing Credit Agreement provides that the Borrower and the other Loan Parties are not permitted to enter into either 2025 Debt Facility Document unless the Loan Documents have been, or concurrently therewith are, modified in a manner reasonably deemed appropriate by the Administrative Agent to reflect the Amended Financial Covenant;

WHEREAS, Section 11.01(c)(ii)(A) of the Existing Credit Agreement permits the Administrative Agent and the Borrower acting together to, inter alia, cure any inconsistency if such amendment, modification or supplement does not adversely affect the rights of the Administrative Agent or any Lender without further action or consent of any other party thereto; and

WHEREAS, the Borrower and the Administrative Agent have agreed, subject to the terms and conditions hereof, that the Existing Credit Agreement shall be amended as set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.
2.
Amendments to Credit Agreement. The parties hereto agree that effective as of the First Amendment Effective Date (as defined below):
(a)
Section 1.01 of the Existing Credit Agreement shall be amended to add the following definition thereto in the appropriate alphabetical order:

““Acquisition Spike Period” has the meaning set forth in Section 7.11(a).”

(b)
Section 7.11(a) of the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

“(a) Maximum Consolidated Leverage Ratio. Permit Consolidated Total Indebtedness at any time to exceed 60% of Total Asset Value; provided that such maximum ratio may exceed 60% during, or as of the end of, any fiscal quarter in which a Material Acquisition occurs and the two (2) consecutive fiscal quarters immediately thereafter (an “Acquisition Spike Period”), but (x) in no event shall such ratio exceed 65% at any time during such Acquisition Spike Period, (y) in no event shall such ratio exceed 60% for more than three consecutive fiscal quarters in any consecutive four fiscal quarter period and (z) no more than two Acquisition Spike Periods shall be permitted during the term of this Agreement.”

3.
Conditions Precedent. This Agreement shall be effective as of the first date each of the following conditions precedent has been satisfied (the first date each of such conditions precedent has been satisfied being referred to herein as the “First Amendment Effective Date”):
(a)
the Administrative Agent’s receipt of executed counterparts of this Agreement duly executed and delivered by the Borrower and the Administrative Agent;
(b)
the Administrative Agent’s receipt of executed counterparts of the Nov 2025 Note Purchase Agreement duly executed and delivered by each of the parties thereto; and
(c)
the Administrative Agent’s receipt of executed counterparts of the Nov 2025 Debt Facility Amendment duly executed and delivered by each of the parties thereto.

Notwithstanding anything contained herein to the contrary, the conditions precedent contemplated in this Section 3 shall be deemed to have been satisfied when the Administrative Agent executes and delivers this Agreement to the Borrower.

4.
Representations and Warranties of the Borrower. As of the First Amendment Effective Date, the Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:
(a)
it has the power and authority to execute, deliver and perform its obligations under this Agreement and has taken or caused to be taken all necessary company action to authorize the execution, delivery and performance of this Agreement;
(b)
no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement, except for such approvals, consents, exemptions, authorizations or other actions, notices or filings which have already been completed or obtained;
(c)
this Agreement has been duly executed and delivered on its behalf by a duly authorized officer or other authorized Person, and constitutes its legal, valid and binding obligation enforceable against the Borrower in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;
(d)
no Default or Event of Default has occurred and is continuing; and
(e)
the execution, delivery and performance by the Borrower of this Agreement will not violate any Applicable Law, or any order or decree of any Governmental Authority, or conflict with, or result in the breach of, or constitute a default under, any Contractual Obligation of any Loan Party or any of its Subsidiaries.
5.
Ratification.
(a)
The Existing Credit Agreement, as amended by this Agreement, and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Borrower. The amendments referred to in Section 2 hereof shall be deemed to have prospective application only in the manner set forth herein. This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement.
(b)
This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Existing Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Amended Credit Agreement, whether or not known to the Administrative Agent, any L/C Issuer or any of the Lenders.

6.
Reaffirmation of Obligations. The Borrower, as to itself only, (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents, and (c) agrees that notwithstanding the effectiveness of this Agreement, this Agreement and all documents executed in connection herewith do not operate to reduce or discharge the Borrower’s or any other Loan Party’s obligations under the Existing Credit Agreement and the other Loan Documents, and that such obligations shall continue to be in full force and effect and are hereby confirmed and ratified in all respects, in each case, as amended hereby.
7.
Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of NEW yORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
8.
Certain References. Each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Existing Credit Agreement as modified hereby and as the Amended Credit Agreement may in the future be amended, restated, supplemented or modified from time to time.
9.
Modifications. Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.
10.
Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.
Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
12.
Miscellaneous. The Loan Parties acknowledge and agree that this Agreement constitutes a Loan Document. Without limiting the foregoing, the provisions of Sections 11.04, 11.14 and 11.17 of the Existing Credit Agreement are incorporated herein by this reference as if set forth herein in full, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower and the Administrative Agent have caused this Agreement to be executed by their officers thereunto duly authorized as of the date hereof.

BORROWER:
GETTY REALTY CORP.

	By:	/s/ Brian Dickman
		Name:	Brian Dickman
		Title:	Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Don B. Pinzon
		Name:	Don B. Pinzon
		Title:	Vice President

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]